AGIO ALTERNATIVE ASSETS, LLC
                          PERSONAL SECURITIES TRADING
                            POLICIES AND PROCEDURES

________________________________________________________________________

I.  INTRODUCTION

Agio Alternative Assets, LLC ("AAA") recognizes the desirability of permitting Employees and members of their immediate families the opportunity to engage in normal investment practices for their personal accounts and accounts in which they have a beneficial interest. The legitimate investment objectives of Employees, however, must be balanced against the interests of clients as well as AAA's regulatory responsibilities.

AAA's policies and procedures regarding personal securities trading have been developed in response to various securities laws and rules and regulations of self-regulatory agencies. These procedures include many of the recommendations made by a special advisory group formed by the Investment Company Institute to review practices and standards governing personal investing. These procedures are to be submitted to the board of directors of any client organizations registered under the Investment Company Act of 1940 (the "Funds"), and shall serve as the Code of Ethics required in connection with AAA's services as investment advisor to the Funds.

Each Employee is expected to adhere to these policies and procedures so as to avoid any actual or potential conflicts of interest, or situations in which an individual may be accused of having abused a position of trust and responsibility. Any questions regarding the application of these policies and procedures should be directed to the President or the designated AAA compliance officer.


II.  DEFINITIONS

      Employee - For purposes of these policies and procedures, the term Employee will refer to all Employees of AAA and members of their immediate families.

      Immediate Family - Immediate Family shall include spouse, minor children, dependents and other relatives who share the same house and depend on the Employee for support.

      Employee Related Accounts - The term " Employee Related Account" shall mean any account held in the name of an Employee or in which the Employee has a Beneficial Interest. In addition, such accounts include accounts held in the name(s) of any member(s) of the Employee's Immediate Family as well as any account in which those persons have a Beneficial Interest.

      Beneficial Ownership - Beneficial Ownership of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that an Employee or immediate family member should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Employee or immediate family member maintains an interest or derives a benefit.

      Discretionary Accounts - An Employee Related Account where full investment discretion has been granted to an investment manager, trustee or outside bank where neither the Employee nor a close relative participates in the investment decisions or is informed in advance of transactions in the account.


III.  POLICIES/PROCEDURES

      A.    Substantive Restrictions on Personal Investing

            1.    Initial Public Offerings

                  AAA Employees are prohibited from acquiring shares of an issuer in an initial public offering.

            2.    Private Securities Transactions

                  AAA Employees may engage in such transactions after having obtained the prior written approval of the President or the designated AAA compliance officer. Attached as Exhibit A is a copy of the general policy and the appropriate form for making such request. Among the factors in considering the request by a senior officer are: 1) whether the opportunity is being made available to the Employee due to the Employee's position within AAA; 2) whether the transaction would appear to conflict with clients' interests; and, 3) whether the security being offered is an appropriate investment to be made on behalf of clients.

                  Employees who received approval to engage in a private securities transaction must disclose that investment in the event they become involved in any subsequent consideration of the issuer as a potential investment for the Funds or other clients. In such circumstances, a final decision to invest on behalf of clients should be made after independent review by personnel with no personal interest in the issuer.

            3.    Blackout Periods

                  a. Pending Trades - Employees are prohibited from executing a transaction in an Employee Related Account when AAA clients have pending "buy" or "sell" orders in the same security. This prohibition will remain in effect until such orders are executed or withdrawn.

                  b. Fund Trades - Employees are prohibited from trading in a security for a period of at least seven calendar days before, and three calendar days after, any transaction by a Fund account advised by AAA in the same security. This blackout period would be inapplicable where 1) the market capitalization of the security exceeded $2 billion; and 2) trades of AAA's client do not exceed 10% of the daily average trading volume for the prior 15 days.

                  c. Discretionary Accounts - The Blackout Periods described above do not apply to Discretionary Accounts.

            4.    Outside Securities Accounts

                  a.    General

                        AAA must be notified of all Employee Related Accounts with broker/dealers. AAA must receive duplicate copies of all confirmations and statements. Before engaging in any transactions, the Employee must confirm that the broker/dealer has been instructed to provide duplicate confirmations and statements to AAA. Attached as Exhibit B, is a copy of the general policy and the appropriate form for making such request. All such accounts are subject to the record keeping requirements as will be described below.

                  b.    Exceptions

                        AAA has determined that the following outside accounts are exempt from the prior approval requirements:

                        (i) accounts maintained directly with an investment company in which shares of open-end investment companies only can be purchased; and

                        (ii)  Discretionary Accounts.

            5.    Ban on Short-Term Trading Profits

                  In addition to the blackout periods noted above, and in the absence of appropriate extenuating circumstances, AAA Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. Profits realized from trades within the proscribed period will be required to be forfeited pursuant to the Sanctions provisions of section III.C. Under limited and appropriate circumstances, an Employee may request an exception to this restriction. Such requests may only be made to the President or the designated AAA compliance officer.

            6.    Outside Business Affiliations, Employment or Compensation

                  AAA Employees may not maintain outside affiliations (e.g. officer, director, trustee, etc.) without the prior written approval of the President. Attached as Exhibit C is a copy of the general policy and the appropriate form for making such request. Service on boards of publicly-traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interest of AAA and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

            7.    Gifts

                  AAA limits the making or receiving of gifts and gratuities to ensure the highest standards of employee integrity and conduct, and to ensure compliance with rules of the various self-regulatory organizations. Gifts and entertainment must be neither so lavish nor so frequent as to create or imply an obligation of the recipient to the provider. No cash or cash equivalent gift may be offered or accepted. AAA Employees are expected to report and receive prior approval for any such gifts or gratuities, except for gifts of de minimis value.

      B.    Procedures for Personal Investing

            1.    Transaction Approval

                  All AAA Employees must receive prior approval of personal securities transactions in Employee Related Accounts. All prior approval requests must be made in writing to the appropriate person designated for such approvals. Approvals of transactions are good for the day they are given and must be reinstated the next day if not executed or withdrawn. Attached, as Exhibit D is a copy of the Personal Securities Transaction Approval Form to be completed by AAA Employees. Only after receiving approval may AAA Employees contact their registered representative to enter the order.

                  Requests for approval of trades by AAA Employees (and the accompanying approval form) are to be directed to the President, or his designee, and a copy of the completed form will be maintained centrally at AAA.

                  AAA has determined that certain securities transactions are exempt from the prior approval requirements as follows:

                        o     Trading activity in Discretionary Accounts;
                        o Shares of open-end investment companies registered under the Investment Company Act of 1940;
                        o Shares purchased under an issuer sponsored dividend reinvestment program;
                        o Purchases and sales of securities issued or guaranteed by the U.S. government or its agencies and bank certificates of deposit;
                        o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
                        o Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options. Any sale of securities acquired pursuant to the exercise of employee stock options remains subject to the pre-clearance procedures.


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



            2.    Records of Securities Transactions

                  a.    General

                        Each AAA Employee is responsible for confirming that all Employee Related Accounts are set up in such a way that designated supervisory personnel receive records of securities transactions. AAA must receive duplicate copies of confirmations and statements. Before engaging in any transactions, the Employee must confirm that: i) the account has been approved; and, ii) that firm has been instructed to provide duplicate confirmations and statements.

                  b.    Exemptions

                        (i) Accounts maintained directly with an investment company in which shares of open-end investment companies only can be purchased are exempt from the records requirements, provided that the requisite information regarding the account is disclosed in the Employee's Initial Holdings Report and Annual Holdings Report, as described in paragraph 4.a. below.

                        (ii) Discretionary Accounts are exempt from the records requirements, provided that the requisite information regarding the account is disclosed as described in paragraph 4.b. below.


            3.    Post-Trade Monitoring

                  AAA supervisory personnel will conduct periodic reviews of the trading activities of AAA Employees to monitor compliance with these procedures so as to ensure that the interests of AAA and its clients are not compromised.


            4.    Certification/Disclosure of Accounts and Holdings

                  a.    Employee Related Accounts

                        All AAA Employees will, at time of hire and annually thereafter, be provided with a copy of these policies and procedures and will be requested to certify annually that they have read and understand them.


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


                        (i)   Initial Holdings Report

                              Within 10 days of the Employee's hire date, each Employee shall make an Initial Holdings Report in the form of Exhibit E.

                        (ii)  Annual Holdings Report

                              On an annual basis, each Employee shall make an Annual Holdings Report in the form of Exhibit F. The Annual Holdings Report shall contain information which is current as of a date which is no more than 30 days before the report is submitted.

                  b.    Discretionary Accounts

                        Each AAA Employee with an outside Discretionary Account will, at the time of hire and annually thereafter, provide the President or the designated AAA compliance officer with a certification from their investment manager, trustee or outside bank, as applicable, as to the discretionary status of the account. The certification form is attached as Exhibit G.

      C.    Sanctions

            Persons violating the provisions of these Personal Trading Policies and Procedures may be subject to the following sanctions:

            When a violation occurs, a committee consisting of AAA senior management will review the violation. The committee will determine appropriate sanctions, which may include (but are not limited to) a letter of censure, monetary penalties, restrictions on the violator's personal securities transactions, unwinding of the transaction and disgorgement of profits and suspension or termination of employment.

            The proceeds of any monetary penalties recovered in connection with the sanctions described above shall be donated to the United Way.


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

                                                             EXHIBIT A



                       PRIVATE SECURITIES TRANSACTIONS


Private Securities Transactions are those which are not transacted through a brokerage firm and/or not reflected on records of accounts maintained at such brokerage firms. AAA Employees and members of their immediate family may not purchase or sell any security (except those exempt under these Personal Securities Policies and Procedures) in a private securities transaction unless the Employee has received the prior written approval of the President. Requests for approval must be made on the Request for Approval of Private Securities Transaction Form (a copy of which is provided with this Code).

The definition of a private securities transaction should be construed broadly. Any questions regarding such transactions should be directed to the senior officer of the respective business unit.





            PLEASE SEE THE REQUEST FOR APPROVAL OF PRIVATE SECURITIES
                TRANSACTION FORM BEGINNING ON THE FOLLOWING PAGE

                            REQUEST FOR APPROVAL OF
                        PRIVATE SECURITIES TRANSACTION
                        ------------------------------

To:_____________________________
   (AAA compliance officer)

The undersigned requests approval of the following securities transaction:

Issuer:______________________________________________________________________

Is Issuer a publicly traded company?    Yes  _______     No  ________

Buy: _________ Sell: ________  Anticipated Date of Transaction:______________

Description of Securities:___________________________________________________

Number of Shares/Units: _______________ Cost/Proceeds _________________

Name of person from whom I propose to purchase or to whom I propose to sell:
_____________________________________________________________________________

Is this person a client of the Firm?      Yes____________   No___________

If yes, what is nature of the client relationship between that person and the firm?
____________________________________________________________________________

To your knowledge, is this investment being offered to others? Yes_____ No_____

Are you providing any service or advice to this Issuer? Yes______ No________

If yes, please describe the service or advice:________________________________

______________________________________________________________________________


                                          ____________________________________
                                          (Name of Person Requesting Approval)


_____________________                     ____________________________________
(Date)                                    (Signature)

...............................................................................

                               IMPORTANT NOTICE
IT IS THE FIRM'S POLICY THAT EMPLOYEES MAY NOT SOLICIT OR RECOMMEND TO ANY CLIENT OF THE FIRM THE PURCHASE OF ANY SECURITY UNLESS SUCH PURCHASE IS MADE THROUGH THE FIRM OR ITS AFFILIATES. MOREOVER, THE RECEIPT BY ANY EMPLOYEE OF A "FINDER'S FEE" OR OTHER COMPENSATION FROM A PERSON OR COMPANY UNRELATED TO THE FIRM FOR REFERRALS OF PROSPECTIVE INVESTORS IS PROHIBITED UNLESS PREVIOUSLY DISCLOSED TO, AND APPROVED BY, THE FIRM'S PRESIDENT.

To:   Terry Lynner, President

I have reviewed and approved this request for permission to engage in the private securities transaction described. In connection with this request, I have the following comments:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________


                                            _________________________
                                            Compliance Officer

__________________                          _________________________________
(Date)                                      (Signature of Compliance Officer)


...............................................................................

To:_____________________________________(Person Requesting Approval)

      Your request for permission to engage in the private securities transaction described on the front of this form has been approved. If any of the details of that transaction change, please advise Mutual Funds Compliance before the transaction is completed.




____________________                      ____________________________________
(Date)                                    Terry Lynner, President

                                                             EXHIBIT B




                  DISCLOSURE OF OUTSIDE SECURITIES ACCOUNTS



 It is the Firm's policy that all Employee Related Accounts be disclosed to AAA. The opening of an outside securities account must be made in writing on a Disclosure of an Outside Brokerage Account Form (a copy of which is provided with these procedures) and approved in advance by the AAA compliance officer.






           PLEASE SEE THE DISCLOSURE OF OUTSIDE BROKERAGE ACCOUNT FORM
                         BEGINNING ON THE FOLLOWING PAGE

                  DISCLOSURE OF AN OUTSIDE BROKERAGE ACCOUNT


To:________________________         From: __________________________
      Compliance Officer

The undersigned requests approval to maintain the outside brokerage account described below.

Name & Address   ____________________________________________________________
of Broker Dealer ____________________________________________________________

Investment Representative for A/C:___________________________________________

A/C #:____________________________ A/C Title:________________________________

Reason for Request:__________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

I understand that if my request is approved, I must:

        1) Comply with AAA's procedures requiring prior approval of all transactions in this account; and

        2) Make the necessary arrangements for AAA to receive duplicate confirmations and monthly statements for this account.

___________________________________    _______________________________________
(Name of Person Requesting Approval)   (Signature of Person Requesting Approval)

...............................................................................

                                                             EXHIBIT C

                        OUTSIDE BUSINESS AFFILIATIONS,

                          EMPLOYMENT AND COMPENSATION


General Policy

No AAA Employee may maintain outside affiliations (e.g., director, officer or trustee) with business organizations, outside employment or receive compensation from any source, without the prior approval of the President or the designated AAA compliance officer. Requests for approval must be made on the Outside Business Affiliation, Employment or Compensation Form (a copy of which is provided with these procedures). Termination of such affiliations must also be reported.

Service on Board of Eleemosynary Organizations

AAA Employees are encouraged not only to provide monetary support to charitable and civic organizations in their communities, but also to be generous with their time and effort.

From time to time, such organizations may need to procure, either directly or indirectly, brokerage or investment management services that AAA provides, and the Employee associated with such an organization may expect either to provide those services on behalf of AAA, or be compensated by AAA as a result of the use of these services, or to be directed business by an unrelated service provider recommended by the Employee to that organization.

For the benefit of the eleemosynary organization, AAA and the AAA Employee associated with the eleemosynary organization, the following guidelines apply whenever AAA is providing or is expected to provide services, directly or indirectly, to the organization with which the employee is associated:

        1.    The Employee must disclose his or her employment by AAA; and,
        2. If the Employee expects to be compensated by AAA in connection with or as a result of, the services provided by AAA or an unrelated service provider recommended by the Employee, the Employee must disclose this fact; and,
        3. If the Employee is a member of the body which decides whether to employ AAA, the Employee must abstain from participating in the selection of the service provider; and,
        4. All of the foregoing must be memorialized in writing to the appropriate officer of the board of the eleemosynary organization or in the minutes of the applicable meeting(s) of the governing body at which the selection of the service provider is made.

     PLEASE SEE THE APPROVAL OF OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR
                     COMPENSATION FORM ON THE FOLLOWING PAGE

           OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION



FIRM POLICY

No Employee may maintain any outside affiliations (e.g. officer, director, or trustee etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the AAA compliance officer.

Outside affiliation relationships with non-business organizations (e.g. church, civic organization, etc.) do not require prior approval unless the Employee wants to establish and handle an account for the organization. Generally, Employee's may not serve as trustee for any such accounts while they also serve as investor representative.

Please provide the information requested below, sign on the back, and submit the form to the AAA compliance officer for approval. You will be informed if approval is granted.

1.  Employee Name:___________________________________________________________

2. Organization with which you wish to become affiliated, or organization or person by whom you wish to be employed or compensated:

    a.    Name:________________________________________________________________

    b.    Address:_____________________________________________________________

    c.    Nature of Business:__________________________________________________

    d.    Does the organization have publicly-traded securities?_______________

    e.    If so, where are they traded?________________________________________

    f.    Does the organization have a brokerage account at the Firm?__________

    g.    If so, what is the account number and who is the IR?_________________

 3. State the nature of your proposed affiliation or employment, or the nature of the services for which you will be compensated, and briefly describe your duties:____________________________________________________
    __________________________________________________________________________
    __________________________________________________________________________

4. On what date will your proposed affiliation, employment or compensation begin?_________

5.  a. Will you be compensated? _____________________________________________
    b. If so, how much?______________________________________________________

6. State the nature and extent of your financial interest, if any, in the organization:_____________________________________________________________
    __________________________________________________________________________

7. State the amount of time you will devote to the organization's business and indicate whether you will devote any time to the organization's business during normal working hours:
     __________________________________________________________________________

8. State the reasons why you have been asked to become affiliated with the organization (social contact, knowledge of the industry, etc.)_____________________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________

...............................................................................

To:________________________________(President)

The undersigned requests approval of the outside business affiliation, employment or compensation described on the reverse side of this request.

                                     _________________________________________
                                     (Name of Person Requesting Approval)

_______________                      _________________________________________
(Date)                               (Signature of Person Requesting Approval)

...............................................................................

To:   Terry Lynner, President

I have reviewed and approved this request for the outside business affiliation, employment or compensation described on the reverse side of this request. In connection with this request, I have the following comments:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________


                                     _________________________________________
                                     (Compliance Officer)

_______________                      _________________________________________
(Date)                               (Signature of Compliance Officer)
...............................................................................

...............................................................................


To: ______________________________     (Person Requesting Approval)

The outside business affiliation, employment or compensation described above has been approved. Please advise the AAA compliance officer in writing if any of the information on the reverse side of this request changes materially.

___________________                 _____________________________________
(Date)                              Terry Lynner, President

                                                             EXHIBIT D


                    AAA EMPLOYEE TRANSACTION APPROVAL FORM


---------------------------------------------------------------------------
            EMPLOYEE NAME
---------------------------------------------------------------------------
          NAME OF SECURITY
---------------------------------------------------------------------------
      BUY or SELL/ # OF SHARES
---------------------------------------------------------------------------
             TRADE DATE
---------------------------------------------------------------------------
              ACCOUNT #
---------------------------------------------------------------------------
         BROKER / BROKERAGE
---------------------------------------------------------------------------


Are you aware of any fund trades of the securities named above in the past 3 days or of the intention of any fund manager to trade the securities named above within the next 7 days?

        o  YES        o  NO

If the  transaction  described  above  is a  purchase,  does  it  involve  the acquisition  of  shares  of  an  issuer  in  an  initial  public  offering?
o   YES        o  NO
(Purchases of shares of an issuer in an initial public offering are prohibited.)

If the transaction  described above is a transaction for profit, have you held
your   position   in  the   securities   for  more   than  00   days?
o  YES       o  NO
(If transaction is for profit, position must be held a minimum of thirty (30) days prior to sale.)


                                    Approval__________________________________



------------------------------------------------------------------------------
                      FOR COMPLIANCE DEPARTMENT USE ONLY
                      ----------------------------------

-Market cap:  ____ over $2 billion   ____ under $2 billion
-Fund trades do not exceed 10% of Issuer's average daily trading volume for
 last 15 days: ____ yes   ____ no
-Blackout period applies:  ____ yes  ____ no

                                                      _____ Initials




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

                                                             EXHIBIT E


                            INITIAL HOLDINGS REPORT


Name of Reporting Person:__________________________________________________
Date Person Became an Access Person:_______________________________________
Information in Report Dated As Of:_________________________________________
Date Report Due (within 10 days of becoming an Access Person):_____________ Date Report Submitted:_____________________________________________________

                              Securities Holdings
                              -------------------

---------------------------------------------------------------------------
Name of Issuer and Title    Principal Amount, Maturity Date and Interest
       of Security                      Rate (if applicable)
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

If you have no securities holdings to report, please check here:___________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:_________________
______________________________

Securities Accounts

---------------------------------------------------------------------------
   Name of Broker, Dealer or Bank         Name(s) and Type of Account
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
If you have no securities accounts to report, please check here:___________

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics of AAA.


_____________________                               _______________________
      Signature                                               Date

                                                             EXHIBIT F


                            ANNUAL HOLDINGS REPORT

Name of Reporting Person:__________________________________________
Information in Report Dated as have (no more than 30 days before date report is submitted):_____________________________________________________
Date Report Due:___________________________________________________
Date Report Submitted:_____________________________________________
Year Ended:________________________________________________________


                             Securities Holdings
---------------------------------------------------------------------------
Name of Issuer and Title
       of Security          Principal Amount, Maturity Date and Interest
                                        Rate (if applicable)
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here:
_______________

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:__________________

Securities Accounts


---------------------------------------------------------------------------
 Name of Broker, Dealer or  Date Account Was  Name(s) and Type of Account
           Bank                Established
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here:
_______________

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics of AAA.


_____________________                               _______________________
      Signature                                               Date

                                                             EXHIBIT G

                   DISCRETIONARY ACCOUNT CERTIFICATION FORM


I, ____________________ hereby certify that I am a representative of the investment manager, trustee or outside bank at which the account described below is maintained:



ACCOUNT NAME:     ___________________________________________

ACCOUNT NUMBER:   ___________________________________________

FIRM AT WHICH
MAINTAINED:       ___________________________________________

BENEFICIARY(IES): ___________________________________________



I further certify that neither the Beneficiary named above nor any close relative of the Beneficiary exercises investment discretion over the account, participates in investment decisions with respect to the account or is informed in advance of transactions in the account.


__________________________________
(Signature)


__________________________________
(Name)


__________________________________
(Title)